Exhibit 99.2
Contacts:

Sidney Hinton	Philip Bourdillon/Gene Heller
President and CEO	Silverman Heller Associates
919-453-1750	310-208-2550
Metretek Technologies Announces Upcoming
Conference Events
Wake Forest, N.C. – May 17, 2007 – Sidney Hinton, president and chief executive officer of Metretek Technologies, Inc. (Amex: MEK), is scheduled to speak at the following investor conferences:
The Sixth Annual JMP Securities Research Conference
May 21-23, 2007
The Ritz-Carlton, San Francisco
Presentation time: Monday, May 21, at 3:30 p.m. PDT
4th Annual Craig-Hallum Institutional Investor Conference
May 23, 2007
Radisson Plaza Hotel, Minneapolis
Presentation time: Wednesday, May 23, at 11:35 a.m. CDT
A copy of the slide presentation to be used at the JMP Securities conference will be available in the “Investor Info” section of the Company’s Web site at www.metretek.com.
About Metretek Technologies:
Metretek Technologies, Inc. through its subsidiaries — Southern Flow Companies, Inc.; PowerSecure, Inc.; and Metretek, Incorporated (Metretek Florida) — is a diversified provider of energy measurement products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.
Safe-Harbor Statement:
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the business operations and prospects for the Company and its subsidiaries; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, risks, uncertainties and other factors identified from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as well as in subsequent filings with the Securities and Exchange Commission, including reports on

Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
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